UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2018

Trinity Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01          Other Events.

Mailing of Arcosa Information Statement to Trinity Shareholders

Arcosa, Inc. (“Arcosa”) previously filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form 10, initially filed on May 15, 2018 (as amended, the “Registration Statement”), relating to the separation of Arcosa from Trinity Industries, Inc. (“Trinity”) by means of a spin-off.  On October 1, 2018, the Registration Statement was declared effective by the SEC.  The Registration Statement includes an information statement that describes the separation and distribution, and provides important information regarding Arcosa’s business and management.

The final information statement, dated October 17, 2018 (the “Information Statement”), is attached hereto as Exhibit 99.1. On October 17, 2018, Trinity began mailing to its shareholders a copy of the Information Statement.

As further described in the Information Statement, Trinity expects to distribute to Trinity stockholders one share of Arcosa common stock for every three shares of Trinity common stock they own as of 5:00 p.m. local New York City time on October 17, 2018, the record date for the distribution.  The distribution is expected to be effective at 12:01 a.m. local New York City time on November 1, 2018. Completion of the distribution is conditioned upon the satisfaction or waiver of certain conditions as set forth in the Separation and Distribution Agreement previously filed with the SEC. Arcosa common stock is expected to begin trading “regular way” on the New York Stock Exchange under the ticker symbol “ACA” on November 1, 2018, the first trading day following the distribution.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Information Statement of Arcosa, Inc., dated October 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

October 18, 2018	By:	/s/ James E. Perry
		Name:	James E. Perry
		Title:	Senior Vice President and Chief Financial Officer